UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2007

Edentify, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-26909	98-0179013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

74 West Broad St., Suite 350, Bethlehem, Pennsylvania		18018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610.814.6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Acqusition of Zelcom, LLC

On January 31, 2007, we acquired a service business, Zelcom, LLC, an Illinois limited liability company ("Zelcom") operating out of Schaumberg, Illinois. Zelcom’s staff consists of two principals, Robert Zelikson and Greg Fasana (the "Zelcom Principals"), as well as another senior employee who performs analysis for clients. Zelcom is a start-up business founded in April, 2006 by its two principals. The focus of its business will be to provide marketing and risk-management analytics to small and mid-tier financial companies. The business has not generated any significant revenue to date. However, we anticipate that the addition of the services of the Zelcom Principals will add to our ability to analyze the information that we provide to our existing target customers as well as increasing our ability to penetrate more markets for our services, through the professional expertise and experience of the Zelcom Principals.

In consideration for the transfer of all of the membership interests in Zelcom by the Zelcom Principals, we agreed to issue 750,000 shares of our common stock. The consideration is to be issuable as follows: 356,250 shares to each of the Zelcom Principals and 37,500 to the above-mentioned senior employee of Zelcom. Of the amount issuable, one-half was issuable immediately upon Closing and the remainder is contingent upon and issuable only if Zelcom achieves at least break-even on a cash flow basis for a full 12-month period as evidenced by its audited financials for such period. The shares issued at Closing are forfeitable if, prior to the end of the second anniversary of the closing date, any of the parties to which they were issued, (a) voluntarily terminates his employment with Zelcom or (b) is terminated for cause.

We agreed to make capital contributions to Zelcom during the eighteen month period following closing. With the exception of the first contribution, such capital contributions are conditioned, however, upon Zelcom not having exceeded its budgeted expenditures by more than ten percent (10%) and having substantially achieved its budgeted revenue projections during the relevant period. The Zelcom Principals are entitled to receive a 25% profits interest in the ongoing operations of Zelcom.

In addition, as part of the compensation package to the Zelcom Principals, each were given an employment agreement with Zelcom and warrants to acquire 500,000 shares of the common stock of Edentify at an exercise price of $1.00 per share. The warrants vest equally at a rate of 1/36 per month over a three-year period and are forfeitable, similarly to the stock described above, in the event that prior to the end of the second anniversary of the closing date, any of the parties to which they were issued, (a) voluntarily terminates his employment with Zelcom or (b) is terminated for cause.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edentify, Inc.

February 5, 2007	By:	Terrence DeFranco

Name: Terrence DeFranco
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10	Acquisition Agreement